Exhibit 99.1
ALLEGIANT TRAVEL COMPANY
FIRST QUARTER 2025 FINANCIAL RESULTS

First quarter 2025 GAAP diluted earnings per share of $1.73
First quarter 2025 adjusted airline-only diluted earnings per share of $2.11(1)(2)
First quarter 2025 adjusted diluted earnings per share of $1.81(1)(2)(3)

LAS VEGAS. May 6, 2025 — Allegiant Travel Company (NASDAQ: ALGT) today reported the below financial results for first quarter 2025, as well as comparisons to the prior year:

"Team Allegiant executed a successful first quarter, delivering an airline-only operating margin of 9.3 percent, a three-point improvement from last year and among the best in the industry," stated Gregory Anderson, president and CEO of Allegiant Travel Company. "These financial results were underscored by our excellent operations, as the team achieved a 99.9 percent controllable completion during the quarter on 14.2 percent capacity growth.

"A few months ago, there was optimism throughout the airline industry heading into 2025 due to a strong economy and solid demand trends. Unfortunately, headlines beginning in February drove broad economic uncertainty and decreased consumer confidence, which led to an industry reduction in near-term revenues, particularly during shoulder and off-peak periods. Despite these challenges, I am proud to report that the team delivered a first-quarter earnings result that was well within our initial guidance range.

"However, heightened volatility is impacting domestic demand. Consequently, it is challenging to predict near-term demand, and we are therefore withdrawing our full-year 2025 guidance. Despite the macroeconomic uncertainty, we anticipate maintaining solid profitability by leveraging our flexible model to adjust capacity as needed. To date, we have removed more than 7.5 points of capacity growth from May through August, primarily coming from off-peak periods. Booking trends over the past few weeks suggest a stabilizing demand environment, with indications of improvement observed over the past several days. Regardless, we will continue to adjust capacity aggressively during the remainder of the year while ensuring that we appropriately address the items within our control.

"Allegiant has performed well during past downturns, thanks to our unique model that positions us for long-term success and stability. We expect to perform no differently during this period of uncertainty and remain confident in our ability to maintain profitability.

"I extend my sincerest appreciation to Team Allegiant for all your efforts. You truly are the best in the business."

1

Summary Results

Consolidated	Three Months Ended March 31,		Percent Change
(unaudited) (in millions, except per share amounts)	2025	2024	YoY
Total operating revenue	$699.1	$656.4	6.5%
Total operating expense	634.1	641.0	(1.1)%
Operating income	65.0	15.4	322.1%
Income (loss) before income taxes	41.9	(1.3)	NM
Net income (loss)	32.1	(0.9)	NM
Diluted earnings (loss) per share	1.73	(0.07)	NM
Sunseeker special charge recoveries, net(2)	(2.9)	(1.8)	(61.1)%
Airline special charges(2)	1.4	14.9	(90.6)%
Adjusted income before income taxes(1)(2)(3)	43.8	11.8	271.2%
Adjusted net income(1)(2)(3)	33.4	10.4	221.2%
Adjusted diluted earnings per share(1)(2)(3)	1.81	0.57	217.5%

Airline only	Three Months Ended March 31,		Percent Change(4)
(unaudited) (in millions, except per share amounts)	2025	2024	YoY
Airline operating revenue	$668.4	$632.5	5.7%
Airline operating expense	607.5	608.3	(0.1)%
Airline operating income	60.9	24.2	151.7%
Airline income before income taxes	49.6	12.5	296.8%
Airline special charges(2)	1.4	14.9	(90.6)%
Adjusted airline-only net income(1)(2)	39.0	19.8	97.0%
Adjusted airline-only operating margin(1)(2)	9.3%	6.2%	3.1
Adjusted airline-only diluted earnings per share(1)(2)	2.11	1.08	95.4%

(1)Denotes a non-GAAP financial measure. Refer to the Non-GAAP Presentation section within this document for further information and for calculation of per share figures.
(2)In Q1 2025 and Q1 2024, we recognized certain expenses as special charges related to Airline activities (accelerated depreciation on airframes identified for early retirement) and damages to Sunseeker Resort (charges due to weather events, net of recoveries). We sometimes refer to all special charges as "specials" in this earnings release. The adjusted numbers in this earnings release exclude the effect of these special charges.
(3)In first quarter 2025, the Company incurred a $3.4M non-operating loss on the extinguishment of debt secured by Sunseeker Resort which is being added back, where appropriate, in our adjusted results.
(4)Except adjusted airline-only operating margin which is percentage point change.
NM    Not meaningful
*    Note that amounts may not recalculate due to rounding

First Quarter 2025 Results and Highlights

•Total consolidated operating revenue of $699.1M, up 6.5 percent over the prior year, on capacity growth of 14.2 percent year-over-year and an 8.4 percent increase in passengers.
•Record total average ancillary fare of $79.28 per passenger, up 4.7 percent year-over-year driven by reintroduction of a third ancillary product bundle offering, Allegiant Extra expansion, Allianz travel insurance, and cobrand credit card strength

•Adjusted consolidated operating income,(1)(2) of $63.4M, yielding an adjusted operating margin of 9.1 percent
•Adjusted airline-only operating income,(1)(2) of $62.2M, yielding an adjusted airline-only operating margin of 9.3 percent, a more than three-point improvement over the prior year

•Adjusted consolidated income before income tax,(1)(2)(3) of $43.8M, yielding an adjusted pre-tax margin of 6.3 percent
•Adjusted airline-only income before income tax,(1)(2) of $51.0M, yielding an adjusted airline-only pre-tax margin of 7.6 percent

•Adjusted consolidated EBITDA,(1)(2)(3) of $126.1M, yielding an adjusted EBITDA margin of 18.0 percent
•Adjusted airline-only EBITDA,(1)(2) of $121.3M, yielding an adjusted airline-only EBITDA margin of 18.1 percent

•Adjusted airline-only operating CASM, excluding fuel(2) of 8.07 ¢, down 9.0 percent year-over-year

•$36.1M in total cobrand credit card remuneration received from Bank of America, up 24.7 percent from the same quarter in the prior year
•As of March 31, 2025, we had 558K total Allegiant Allways Rewards Visa cardholders

•Ended the quarter with 19M total active Allways Rewards members

•The only US Airline named by Newsweek as one of America's Most Loved Brands 2025

•Named Tyler Hollingsworth as Chief Operating Officer

Balance Sheet, Cash and Liquidity

•Total available liquidity at March 31, 2025 was $1.2B, which included $906.3M in cash and investments, and $275.0M in undrawn revolving credit facilities
•$191.4M in cash from operations during first quarter 2025
•Total debt at March 31, 2025 was $2.0B
•Net debt at March 31, 2025 was $1.1B
•Debt principal payments of $280.6M during the quarter, including $245.7M in prepayments and $34.9M in scheduled debt repayments
•Debt proceeds of $222.7M during the quarter, net of issuance costs
•Air traffic liability at March 31, 2025 was $439.6M

Airline Capital Expenditures

•First quarter capital expenditures of $83.1M, which included $64.8M for aircraft-related capital expenditures and $18.3M in other airline capital expenditures
•First quarter deferred heavy maintenance expenditures were $13.8M

Sunseeker Resort Charlotte Harbor

•First quarter occupancy was 70 percent with an average daily rate (excluding resort fee) of $284 per night
•Adjusted Sunseeker EBITDA,(1)(2) of $4.8M, yielding an EBITDA margin of 15.7 percent

(1)Denotes a non-GAAP financial measure. Refer to the Non-GAAP Presentation section within this document for further information and for calculation of per share figures.
(2)In Q1 2025 and Q1 2024, we recognized certain expenses as special charges related to Airline activities (accelerated depreciation on airframes identified for early retirement) and damages to Sunseeker Resort (charges due to weather events, net of recoveries). The adjusted numbers in this earnings release exclude the effect of these special charges.
(3)In first quarter 2025, the Company incurred a $3.4M non-operating loss on the extinguishment of debt secured by Sunseeker Resort which is being added back, where appropriate, in our adjusted results.

Guidance, subject to revision

Certain forward-looking financial information in the following tables is not presented in accordance with accounting principles generally accepted in the U.S. (“GAAP”). Non-GAAP financial figures may be useful to stakeholders, but should not be considered a substitute for GAAP figures. In reliance on the 'unreasonable efforts' exception in Item 10(e)(1)(i)(B) of SEC Regulation S-K, a reconciliation to the most comparable GAAP financial measure is not provided for adjusted airline-only earnings per share,adjusted consolidated earnings per share, and adjusted Sunseeker EBITDA. The Company is not able to reconcile these Non-GAAP financial figures without unreasonable effort because the special charge adjustments will not be known until the end of the indicated future periods and any range of projected values would be too broad to be meaningful. As a result, this information would not be significant to investors.

Second quarter 2025 airline-only guidance

System ASMs - year over year change	~15.0%
Scheduled service ASMs - year over year change	~15.5%

Fuel cost per gallon	$2.40
Operating margin	6.0% to 8.0%
Adjusted airline-only earnings per share(1)	$0.50 to $1.50

Second quarter 2025 consolidated guidance

Adjusted consolidated earnings per share(1)	$0.00 to $1.00

Full-year 2025 airline-only guidance

Interest expense(2) (millions)	$150 to $160
Capitalized interest(3) (millions)	($15) to ($25)
Interest income (millions)	$30 to $40

Airline full-year CAPEX
Aircraft-related capital expenditures(4) (millions)	$260 to $280
Capitalized deferred heavy maintenance (millions)	$50 to $70
Other airline capital expenditures (millions)	$95 to $115

Recurring principal payments(5) (millions) (full year)	$165 to $175

Second Quarter 2025 Sunseeker guidance

Adjusted EBITDA(1) (millions)	~($1)
Depreciation expense (millions)	~$3

Occupancy rate	~55%
Average daily rate(6)	~$225

(1)Denotes a non-GAAP financial measure for which no reconciliation to GAAP is provided as described above.
(2)Includes consolidated gross interest expense attributable to both the airline segment and the Sunseeker Resort segment
(3)Includes capitalized interest related to pre-delivery deposits on new aircraft.
(4)Aircraft-related capital expenditures include the purchase of aircraft, engines, induction costs, and pre-delivery deposits. This amount excludes capitalized interest related to pre-delivery deposits on new aircraft.
(5)Does not include repayment of pre-delivery deposit debt facilities due on delivery of aircraft
(6)Average daily rate does not include a nightly resort fee of $30

Aircraft Fleet Plan by End of Period

Aircraft - (seats per AC)	1Q25	2Q25	3Q25	YE25
Boeing 737-8200 (190 seats)	8	9	11	16
Airbus A320 (180 seats)	60	69	75	72
Airbus A320 (186 seats)	15	6	—	—
Airbus A320 (177 seats)	10	10	8	7
Airbus A319 (156 seats)	34	32	29	27
Total	127	126	123	122

The table above is management's best estimate and is provided based on the Company’s current plans and is subject to change. The numbers include aircraft expected to be in service at the end of each period and exclude both aircraft that we expect to take delivery of but not to be placed in service until a subsequent period as well as aircraft in storage.

Allegiant Travel Company will host a conference call with analysts at 4:30 p.m. ET Tuesday, May 6, 2025 to discuss its first quarter financial results. A live broadcast of the conference call will be available via the Company’s Investor Relations website homepage at http://ir.allegiantair.com. The webcast will also be archived in the “Events & Presentations” section of the website.

Allegiant Travel Company
Las Vegas-based Allegiant (NASDAQ: ALGT) is an integrated travel company with an airline at its heart, focused on connecting customers with the people, places and experiences that matter most. Since 1999, Allegiant Air has linked travelers in underserved cities to world-class vacation destinations with all-nonstop flights and industry-low average fares. Today, Allegiant serves communities across the nation, with base airfares less than half the cost of the average domestic round trip ticket. For more information, visit us at Allegiant.com. Media information, including photos, is available at http://gofly.us/iiFa303wrtF.

Media Inquiries: mediarelations@allegiantair.com

Investor Inquiries: ir@allegiantair.com

Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, statements in this press release that are not historical facts are forward-looking statements. These forward-looking statements are only estimates or predictions based on our management's beliefs and assumptions and on information currently available to our management. Forward-looking statements include our statements regarding future airline and Sunseeker Resort operations, revenue, expenses and earnings, available seat mile growth, expected capital expenditures, the cost of fuel, the timing of aircraft acquisitions and retirements, the number of contracted aircraft to be placed in service in the future, our ability to consummate announced aircraft transactions, Sunseeker average daily rate and occupancy, estimated tax rate, as well as other information concerning future results of operations, business strategies, financing plans, industry environment and potential growth opportunities. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words "believe," "expect," “guidance,” "anticipate," "intend," "plan," "estimate", “project”, “hope” or similar expressions.

Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in the forward-looking statements. Important risk factors that could cause our results to differ materially from those expressed in the forward-looking statements generally may be found in our periodic reports filed with the Securities and Exchange Commission at www.sec.gov. These risk factors include, without limitation, regulatory reviews of, and production limits on, Boeing impacting our aircraft delivery schedule, an accident involving, or problems with, our aircraft, public perception of our safety, our reliance on our automated systems, our reliance on Boeing to deliver aircraft under contract to us on a timely basis, risk of breach of security of personal data, volatility of fuel costs, labor issues and costs, the ability to obtain regulatory approvals as needed , the effect of economic conditions on leisure travel, debt covenants and balances, the impact of government regulations on the airline industry, the ability to finance aircraft to be acquired, the ability to obtain necessary government approvals to implement the announced alliance with Viva Aerobus and to otherwise prepare to offer international service, terrorist attacks, risks inherent to airlines, our competitive environment, our reliance on third parties who provide facilities or services to us, the impact of the possible loss of key personnel, economic and other conditions in markets in which we operate, the ability to successfully operate Sunseeker Resort or to dispose of an interest in it on acceptable terms, increases in maintenance costs and availability of outside maintenance contractors to perform needed work on our aircraft on a timely basis and at acceptable rates, cyclical and seasonal fluctuations in our operating results, and the perceived acceptability of our environmental, social and governance efforts.

Any forward-looking statements are based on information available to us today and we undertake no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise.

Detailed financial information follows:

Allegiant Travel Company
Consolidated Statements of Income
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,		Percent Change
	2025	2024	YoY
OPERATING REVENUES:
Passenger	$616,750	$579,936	6.3%
Third party products	35,203	33,399	5.4
Fixed fee contracts	16,252	18,861	(13.8)
Resort and other	30,869	24,210	27.5
Total operating revenues	699,074	656,406	6.5
OPERATING EXPENSES:
Salaries and benefits	231,439	213,327	8.5
Aircraft fuel	166,333	170,087	(2.2)
Station operations	73,505	66,468	10.6
Depreciation and amortization	63,312	63,844	(0.8)
Maintenance and repairs	34,854	30,278	15.1
Sales and marketing	25,096	30,419	(17.5)
Aircraft lease rentals	5,920	5,985	(1.1)
Other	35,168	47,451	(25.9)
Special charges, net of recoveries	(1,555)	13,099	NM
Total operating expenses	634,072	640,958	(1.1)
OPERATING INCOME	65,002	15,448	320.8
OTHER (INCOME) EXPENSES:
Interest income	(11,935)	(12,241)	(2.5)
Interest expense	40,783	40,160	1.6
Capitalized interest	(6,488)	(11,185)	(42.0)
Other, net	702	51	NM
Total other expenses	23,062	16,785	37.4
INCOME (LOSS) BEFORE INCOME TAXES	41,940	(1,337)	NM
INCOME TAX PROVISION (BENEFIT)	9,838	(418)	NM
NET INCOME (LOSS)	$32,102	$(919)	NM
Earnings (Loss) per share to common shareholders:
Basic	$1.74	($0.07)	NM
Diluted	$1.73	($0.07)	NM
Shares used for computation(1):
Basic	17,984	17,664	1.8
Diluted	18,022	17,664	2.0

(1)The Company's unvested restricted stock awards are considered participating securities as they receive non-forfeitable rights to cash dividends at the same rate as common stock. The basic and diluted earnings per share calculations for the periods presented reflect the two-class method mandated by ASC Topic 260, "Earnings Per Share." The two-class method adjusts both the net income and the shares used in the calculation. Application of the two-class method did not have a significant impact on the basic and diluted earnings per share for the periods presented.
NM    Not meaningful

Allegiant Travel Company
Segment Profit or Loss
(in thousands)
(Unaudited)

	Three Months Ended March 31, 2025			Three Months Ended March 31, 2024
	Airline	Sunseeker	Consolidated	Airline	Sunseeker	Consolidated
REVENUES FROM EXTERNAL CUSTOMERS	668,386	30,688	699,074	632,519	23,887	656,406
OPERATING EXPENSES:
Salaries and benefits	220,374	11,065	231,439	199,508	13,819	213,327
Aircraft fuel	166,333	—	166,333	170,087	—	170,087
Station operations	73,505	—	73,505	66,468	—	66,468
Depreciation and amortization	59,711	3,601	63,312	57,868	5,976	63,844
Maintenance and repairs	34,854	—	34,854	30,278	—	30,278
Sales and marketing	23,370	1,726	25,096	28,878	1,541	30,419
Aircraft lease rentals	5,920	—	5,920	5,985	—	5,985
Other operating expenses	22,075	13,093	35,168	34,315	13,136	47,451
Special charges, net of recoveries	1,392	(2,947)	(1,555)	14,915	(1,816)	13,099
Total operating expenses	607,534	26,538	634,072	608,302	32,656	640,958
OPERATING INCOME (LOSS)	60,852	4,150	65,002	24,217	(8,769)	15,448
OTHER (INCOME) EXPENSES:
Interest income	(11,935)	—	(11,935)	(12,241)	—	(12,241)
Interest expense	28,949	11,834	40,783	34,737	5,423	40,160
Capitalized interest	(6,488)	—	(6,488)	(10,859)	(326)	(11,185)
Other non-operating expenses	702	—	702	51	—	51
Total other expenses	11,228	11,834	23,062	11,688	5,097	16,785
INCOME (LOSS) BEFORE INCOME TAXES	49,624	(7,684)	41,940	12,529	(13,866)	(1,337)

Allegiant Travel Company
Airline Operating Statistics
(Unaudited)

	Three Months Ended March 31,				Percent Change(1)
	2025		2024		YoY
AIRLINE OPERATING STATISTICS
Total system statistics:
Passengers	4,451,306		4,104,860		8.4%
Available seat miles (ASMs) (thousands)	5,451,584		4,771,971		14.2
Airline operating expense per ASM (CASM) (cents)	11.14	¢	12.75	¢	(12.6)
Fuel expense per ASM (cents)	3.05	¢	3.56	¢	(14.3)
Airline special charges per ASM (cents)	0.02	¢	0.31	¢	(93.5)
Airline operating CASM, excluding fuel and special charges (cents)	8.07	¢	8.87	¢	(9.0)
Departures	33,235		29,225		13.7
Block hours	83,871		72,632		15.5
Average stage length (miles)	935		919		1.7
Average number of operating aircraft during period	125.1		125.8		(0.6)
Average block hours per aircraft per day	7.5		6.3		19.0
Full-time equivalent employees at end of period	6,057		5,951		1.8
Fuel gallons consumed (thousands)	63,636		56,224		13.2
ASMs per gallon of fuel	85.7		84.9		0.9
Average fuel cost per gallon	$2.61		$3.03		(13.9)
Scheduled service statistics:
Passengers	4,420,811		4,069,519		8.6
Revenue passenger miles (RPMs) (thousands)	4,271,328		3,883,810		10.0
Available seat miles (ASMs) (thousands)	5,305,191		4,636,922		14.4
Load factor	80.5%		83.8%		(3.3)
Departures	32,133		28,177		14.0
Block hours	81,414		70,365		15.7
Average seats per departure	175.0		177.5		(1.4)
Yield (cents)(2)	7.06	¢	7.86	¢	(10.2)
Total passenger revenue per ASM (TRASM) (cents)(3)	12.29	¢	13.23	¢	(7.1)
Average fare - scheduled service(4)	$68.19		$74.98		(9.1)
Average fare - air-related charges(4)	$71.32		$67.52		5.6
Average fare - third party products	$7.96		$8.21		(3.0)
Average fare - total	$147.47		$150.71		(2.1)
Average stage length (miles)	941		926		1.6
Fuel gallons consumed (thousands)	61,826		54,566		13.3
Average fuel cost per gallon	$2.63		$3.01		(12.6)
Percent of sales through website during period	92.5%		96.5%		(4.0)
Other data:
Rental car days sold	360,890		357,944		0.8
Hotel room nights sold	39,940		61,294		(34.8)

(1)Except load factor and percent of sales through website, which is percentage point change.
(2)Defined as scheduled service revenue divided by revenue passenger miles.
(3)Various components of this measurement do not have a direct correlation to ASMs. These figures are provided on a per ASM basis to facilitate comparison with airlines reporting revenues on a per ASM basis.
(4)Reflects division of passenger revenue between scheduled service and air-related charges in Company's booking path.

Summary Balance Sheet

(in millions)	March 31, 2025 (unaudited)	December 31, 2024	Percent Change
Unrestricted cash and investments
Cash and cash equivalents	$283.8	$285.9	(0.7)%
Short-term investments	594.8	495.2	20.1
Long-term investments	27.7	51.7	(46.4)
Total unrestricted cash and investments	906.3	832.8	8.8
Debt
Current maturities of long-term debt and finance lease obligations, net of related costs	266.6	454.8	(41.4)
Long-term debt and finance lease obligations, net of current maturities and related costs	1,747.3	1,611.7	8.4
Total debt	2,013.9	2,066.5	(2.5)
Debt, net of unrestricted cash and investments	1,107.6	1,233.7	(10.2)
Total Allegiant Travel Company shareholders’ equity	1,112.7	1,089.4	2.1

EPS Calculation

The following table sets forth the computation of net income per share, on a basic and diluted basis, for the periods indicated (share count and dollar amounts other than per-share amounts in table are in thousands):

	Three Months Ended March 31,
	2025	2024
Basic:
Net income (loss)	$32,102	$(919)
Less income allocated to participating securities	(842)	(354)
Net income (loss) attributable to common stock	$31,260	$(1,273)
Earnings (loss) per share, basic	$1.74	$(0.07)
Weighted-average shares outstanding	17,984	17,664
Diluted:
Net income (loss)	$32,102	$(919)
Less income allocated to participating securities	(840)	(354)
Net income (loss) attributable to common stock	$31,262	$(1,273)
Earnings (loss) per share, diluted	$1.73	$(0.07)
Weighted-average shares outstanding(1)	17,984	17,664
Dilutive effect of restricted stock	157	—
Adjusted weighted-average shares outstanding under treasury stock method	18,141	17,664
Participating securities excluded under two-class method	(119)	—
Adjusted weighted-average shares outstanding under two-class method	18,022	17,664

Appendix A
Non-GAAP Presentation
Three Months Ended March 31, 2025
(Unaudited)

We present adjusted consolidated operating expense and adjusted consolidated operating income, which exclude special charges related to (i) the impact of losses and insurance recoveries incurred primarily as the result of hurricanes and other insured events at Sunseeker and (ii) accelerated depreciation on airframes identified for early retirement. We also present adjusted consolidated interest expense, adjusted consolidated income before income taxes, adjusted consolidated net income, and adjusted consolidated diluted earnings per share, which exclude the special charges described above and a one-time loss on extinguishment of debt.

We present adjusted airline-only operating expense and adjusted airline-only operating income, which exclude special charges related to aircraft accelerated depreciation on early retirement of certain airframes. We also present adjusted airline-only income before income taxes, adjusted airline-only net income, and adjusted airline-only diluted earnings per share, which exclude special charges.

All of the measures described above are non-GAAP financial measures. We believe the presentation of these measures is relevant and useful for investors because it allows them to better gauge the performance of the airline and to compare our results to other airlines. Management believes the exclusion of these items enhances comparability of financial information between periods.

We also present adjusted airline-only CASM, which excludes aircraft fuel expense and special charges. Fuel price volatility impacts the comparability of year over year financial performance as do the airline special charges. We believe the adjustments for fuel expense and airline special charges allow investors to better understand our non-fuel costs and related performance.

Consolidated and airline-only earnings before interest, taxes, depreciation, and amortization ("Consolidated EBITDA" and "Airline EBITDA"), adjusted Consolidated EBITDA, adjusted Airline EBITDA, estimated adjusted airline-only and adjusted consolidated earnings per share, and Sunseeker adjusted EBITDA, as presented in this press release, are supplemental measures of our performance that are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”). These are not measurements of our financial performance under GAAP and should not be considered in isolation or as an alternative to net income or any other performance measures derived in accordance with GAAP or as an alternative to cash flows from operating activities as a measure of our liquidity.

We define “EBITDA” as earnings before interest, taxes, depreciation and amortization. The adjusted EBITDA measures also exclude special charges and a one-time loss on the extinguishment of debt. We caution investors that amounts presented in accordance with this definition may not be comparable to similar measures disclosed by other issuers, because not all issuers and analysts calculate EBITDA in the same manner.

We use EBITDA and adjusted EBITDA to evaluate our operating performance and liquidity, and these are among the primary measures used by management for planning and forecasting of future periods. We believe these presentations of EBITDA are relevant and useful for investors because they allow investors to view results in a manner similar to the method used by management and make it easier to compare our results with other companies that have different financing and capital structures. EBITDA has important limitations as an analytical tool. These limitations include the following:

•EBITDA does not reflect our capital expenditures, future requirements for capital expenditures or contractual commitments to purchase capital equipment;
•EBITDA does not reflect interest expense or the cash requirements necessary to service principal or interest payments on our debt;
•although depreciation and amortization are non-cash charges, the assets that we currently depreciate and amortize will likely have to be replaced in the future, and EBITDA does not reflect the cash required to fund such replacements; and
•other companies in our industry may calculate EBITDA differently than we do, limiting its usefulness as a comparative measure.

Presented below is a quantitative reconciliation of these adjusted numbers to the most directly comparable GAAP financial performance measure.

The SEC has adopted rules (Regulation G) regulating the use of non-GAAP financial measures. Because of our use of non-GAAP financial measures in this press release to supplement our consolidated financial statements presented on a GAAP basis, Regulation G requires us to include in this press release a presentation of the most directly comparable GAAP measures, which are operating expenses, operating income (loss), interest expense, income (loss) before income taxes, net income (loss), and earnings (loss) per share, and a reconciliation of the non-GAAP measures to the most comparable GAAP measure. Our utilization of non-GAAP measurements is not meant to be considered in isolation or as a substitute for operating expenses, operating income (loss), interest expense, income (loss) before income taxes, net income (loss), earnings (loss) per share, or other measures of financial performance prepared in accordance with GAAP. Our use of these non-GAAP measures may not be comparable to similarly titled measures employed by other companies in the airline and travel industry. The reconciliation of each of these measures to the most comparable GAAP measure for the periods is indicated below.

Reconciliation of Non-GAAP Financial Measures

	Three Months Ended March 31,
	2025	2024
Special Charges (millions)
Sunseeker insurance recoveries, net(2)	(2.9)	(1.8)
Accelerated depreciation on airframes identified for early retirement(2)	$1.4	$14.9
Consolidated special charges, net of (recoveries)(2)	(1.6)	13.1

	Three Months Ended March 31, 2025
	Consolidated			Airline			Sunseeker
Reconciliation of adjusted operating income, adjusted operating margin, adjusted interest expense, and adjusted income before income taxes (millions)	GAAP	Adjustments(2)(3)	Adjusted (Non-GAAP)(1)	GAAP	Adjustments(2)	Adjusted (Non-GAAP)(1)	GAAP	Adjustments(2)(3)	Adjusted (Non-GAAP)(1)
Total operating revenues	$699.1	$—	$699.1	$668.4	$—	$668.4	$30.7	$—	$30.7
Total operating expenses	634.1	1.6	635.6	607.5	(1.4)	606.1	26.5	2.9	29.5
Operating income (loss)	$65.0	$(1.6)	$63.4	$60.9	$1.4	$62.2	$4.2	$(2.9)	$1.2
Operating margin (percent)	9.3		9.1	9.1		9.3	13.5		3.9

Interest expense	$40.8	$(3.4)	$37.4	$28.9	$—	$28.9	$11.8	$(3.4)	$8.4

INCOME BEFORE INCOME TAXES	$41.9	$1.9	$43.8	$49.6	$1.4	$51.0	$(7.7)	$0.5	$(7.2)

	Three Months Ended March 31, 2024
	Consolidated			Airline			Sunseeker
Reconciliation of adjusted operating income, adjusted operating margin, and adjusted income before income taxes (millions)	GAAP	Adjustments(2)	Adjusted (Non-GAAP)(1)	GAAP	Adjustments(2)	Adjusted (Non-GAAP)(1)	GAAP	Adjustments(2)	Adjusted (Non-GAAP)(1)
Total operating revenues	$656.4	$—	$656.4	$632.5	$—	$632.5	$23.9	$—	$23.9
Total operating expenses	641.0	(13.1)	627.9	608.3	(14.9)	593.4	32.7	1.8	34.5
Operating income (loss)	$15.4	$13.1	$28.5	$24.2	$14.9	$39.1	$(8.8)	$(1.8)	$(10.6)
Operating margin (percent)	2.4		4.3	3.8		6.2	(36.7)		(44.3)

INCOME BEFORE INCOME TAXES	$(1.3)	$13.1	$11.8	$12.5	$14.9	$27.4	$(13.9)	$(1.8)	$(15.7)

	Three Months Ended March 31,
	2025	2024
Consolidated EBITDA and adjusted consolidated EBITDA (millions)
Net income (loss) as reported (GAAP)	$32.1	$(0.9)
Interest expense, net	22.4	16.7
Income tax expense (benefit)	9.8	(0.4)
Depreciation and amortization	63.3	63.8
Consolidated EBITDA(1)	$127.6	$79.2
Special charges(2)	(1.6)	13.1
Adjusted consolidated EBITDA(1)(2)	$126.1	$92.3

Adjusted airline-only EBITDA (millions)
Airline income before income taxes as reported (GAAP)	$49.6	$12.5
Airline special charges(2)	1.4	14.9
Airline interest expense, net	10.5	11.6
Airline depreciation and amortization	59.7	57.9
Adjusted airline-only EBITDA(1)(2)	$121.3	$97.0

Adjusted Sunseeker EBITDA (millions)
Sunseeker loss before income taxes as reported (GAAP)	$(7.7)	$(13.9)
Sunseeker special charge recoveries, net(2)	(2.9)	(1.8)
Sunseeker interest expense, net	11.8	5.1
Sunseeker depreciation and amortization	3.6	6.0
Adjusted Sunseeker EBITDA(1)(2)	$4.8	$(4.6)

	Three Months Ended March 31, 2025		Three Months Ended March 31, 2024
	Amount	Per Share	Amount	Per Share
Reconciliation of adjusted consolidated earnings per share and adjusted consolidated net income (millions except share and per share amounts)
Net income (loss) as reported (GAAP)	$32.1		$(0.9)
Less: Net income allocated to participating securities	(0.8)		(0.4)
Net income attributable to common stock (GAAP)	$31.3	$1.73	$(1.3)	$(0.07)

Plus: Net income allocated to participating securities	0.8	0.05	0.4	0.02
Plus: Loss on extinguishment of debt(3)	3.4	0.20	—	—
Plus (minus): Special charges, net of (recoveries)(2)	(1.6)	(0.09)	13.1	0.74
Minus: Income tax effect of adjustments above	(0.5)	(0.03)	(1.8)	(0.10)
Adjusted net income(1)	$33.4		$10.4

Less: Adjusted consolidated net income allocated to participating securities	(0.9)	(0.05)	(0.4)	(0.02)
Adjusted net income attributable to common stock(1)	$32.5	$1.81	$10.0	$0.57

Shares used for diluted computation (thousands)		18,022		17,669

	Three Months Ended March 31, 2025		Three Months Ended March 31, 2024
	Amount	Per Share	Amount	Per Share
Reconciliation of adjusted airline-only earnings per share and adjusted airline-only net income (millions except share and per share amounts)
Net income (loss) as reported (GAAP)	$32.1		$(0.9)
Less: Net income allocated to participating securities	(0.8)		(0.4)
Net income attributable to common stock (GAAP)	$31.3	$1.73	$(1.3)	$(0.07)

Plus: Net income allocated to participating securities	0.8	0.05	0.4	0.02
Plus: Sunseeker loss before income taxes	7.7	0.43	13.9	0.78
Plus: Special charges, net of recoveries(2)	1.4	0.08	14.9	0.85
Minus: Income tax effect of adjustments above	(2.2)	(0.12)	(8.1)	(0.46)
Adjusted airline-only net income(1)	$39.0		$19.8

Less: Adjusted airline-only net income allocated to participating securities	(1.0)	(0.06)	(0.7)	(0.04)
Adjusted airline-only net income attributable to common stock(1)	$38.0	$2.11	$19.1	$1.08

Shares used for diluted computation (thousands)		18,022		17,669

	Three Months Ended March 31,
	2025	2024
Reconciliation of adjusted airline-only operating CASM excluding fuel (millions)
Consolidated operating expenses (GAAP)	$634.1	$641.0
Minus: Sunseeker operating expenses	26.5	32.7
Minus: airline special charges(2)	1.4	14.9
Adjusted airline-only operating expenses(1)(2)	$606.2	$593.4
Minus: fuel expenses	166.3	170.1
Adjusted airline-only operating expenses, excluding fuel(1)(2)	$439.9	$423.3

System available seat miles (millions)	5,451.6	4,772.0
Airline-only cost per available seat mile (cents)	11.14	12.75
Adjusted airline-only cost per available seat mile excluding fuel (cents)(2)	8.07	8.87

(1)Denotes non-GAAP figure.
(2)In 2025 and 2024, we recognized certain expenses as special charges related to Airline activities (accelerated depreciation on airframes identified for early retirement) and damages to Sunseeker Resort (charges due to weather events, net of recoveries). The adjusted numbers in this earnings release exclude the effect of these special charges.
(3)In first quarter 2025, the Company incurred a $3.4M non-operating loss on the extinguishment of debt secured by Sunseeker Resort which is being added back, where appropriate, in our adjusted results.
*    Note that amounts may not recalculate due to rounding